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                                                                 EXHIBIT (10)(b)


                              EMPLOYMENT AGREEMENT


                  AGREEMENT between CMS Energy Corporation, a Michigan corporation ("Corporation"), and Preston D. Hopper (the "Executive") dated this 20th day of March 1996.

                  Whereas the Corporation considers the maintenance of a vital management essential to protecting and enhancing the best interests of the Corporation and its shareholders. Whereas the Corporation has determined to encourage the continuing attention and dedication of the key members of its management without the distraction arising from the possibility of a change in control.

                  Therefore, the parties hereto agree as follows:

                  1. Operation of Agreement. The "Effective Date" shall be the date on which a Change of Control (as defined in Section 2) shall occur.

                  2. Change of Control. As used in this Agreement, "Change of Control" shall be deemed to have taken place if a person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner of shares having 35% or more of the total number of votes that may be cast in the election of Directors of CMS Energy Corporation.

                  3. Employment. The Corporation hereby agrees to continue to employ and engage the services of the Executive as its Senior Vice President, Controller and Chief Accounting Officer of CMS Energy Corporation for the period beginning on the Effective Date and ending on the earlier of the fifth anniversary of such date or the Normal Retirement Date of the Executive under the Consumers Power Company's Pension Plan (hereinafter "Employment Period"). The Executive agrees to serve the Corporation in such position, unless an event shall occur which is described in Section 6.

                  4. Duties. The Executive agrees during the Employment Period to devote his full business time to the business and affairs of the Corporation (except for (i) services on corporate, civic or charitable boards or committees, (ii) such reasonable time as shall be required for the investment of the Executive's assets, which do not significantly interfere with the performance of his responsibilities hereunder and (iii) periods of vacation and sick leave to which he is entitled) and to use his best efforts to promote the interests of the Corporation and to perform faithfully and efficiently the responsibilities of Senior
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Vice President, Controller and Chief Accounting Officer of CMS Energy
Corporation.

                  5.       Compensation and Other Terms of Employment.

                           (a) Base Salary. The Executive shall receive an
annual base salary ("Base Salary") of not less than his annual salary immediately prior to the Effective Date (payable in equal semi-monthly installments) from the Corporation.

                  The Base Salary shall be reviewed and may be increased at any time and from time to time in accordance with the Corporation's regular practices, and shall be reviewed at least annually by the Organization and Compensation Committee of its Board of Directors.

                           (b) Incentive Compensation. As further compensation,
the Executive will be eligible for awards ("Incentive Compensation") under the Corporation's Executive Incentive Compensation Plan in which he was participating immediately prior to the Effective Date.

                           (c) Retirement, Savings and Stock Option Plans. In
addition to the Base Salary and Incentive Compensation payable as hereinabove provided, the Executive shall be entitled to participate in savings, stock options and other incentive plans and programs available to executives of the Corporation or to opportunities provided under any such plans in which he was participating immediately preceding the Effective Date, whichever is greater.

                           (d) Vacation and Employee Benefits.

                                 (i)  The Executive shall be entitled to paid
vacation and other employee benefits and perquisites, in accordance with the policies of the Corporation in effect for executive officers, or the vacation employee benefits and perquisites to which he was entitled immediately prior to the Effective Date, whichever is greater.

                  6.       Termination.

                           (a) Death. This Agreement shall terminate
automatically upon the Executive's death. In the event of such termination, the Corporation shall pay to the Executive's estate all benefits and compensation accrued hereunder to the date of death, including a pro rata portion of incentive compensation.
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                           (b) Disability. In the event the Executive becomes
unable by reason of physical or mental disability to render the services required hereunder and such disability continues for a continuous period of 6 months, the employment of the Executive hereunder shall terminate, unless the employment is extended by agreement of the Corporation and the Executive. Commencing at the date of termination of employment for disability, the Executive shall receive annually a sum equal to 50% of his Base Salary at the time of termination of employment, in monthly installments until his 62nd birthday, or his death if earlier. Disability payments hereunder shall be reduced by the amount of other Corporation-sponsored disability benefits paid to the Executive through insurance or otherwise.

                           (c) Termination with Cause. The Corporation may
terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" shall mean an act or acts of dishonesty, fraud, misappropriation or intentional material damage to the property or business of the Corporation or commission of a felony on the Executive's part. If the Executive's employment is terminated for Cause, the Corporation shall pay the Executive his full accrued Base Salary through the date of such termination at the rate in effect at the time of such termination, and the Corporation shall have no further obligations to the Executive under this Agreement.

                           (d) Other Termination or Resignation of Executive.

                               (i) The Corporation may terminate the Executive's
employment without Cause.

                               (ii) In the event that the Executive determines
in his sole judgment that his position, authority, or responsibilities have been diminished as a result of the "Change of Control," the Executive may terminate his employment with the Corporation upon written notice given within 12 months after the Effective Date.

                               (iii) In the event of a termination of employment
under this subsection (d), the Executive shall receive a severance payment equal to twice his Base Salary at the time of termination of employment plus either twice his incentive compensation payable with respect to the last full calendar year prior to the termination of employment or, if no incentive compensation was awarded to the Executive with respect to the last full calendar year prior to the termination of employment, twice the standard incentive award, as defined in the Corporation's Executive Incentive Compensation Plan for the salary grade of the
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Executive for such year. The severance payment shall be paid in a lump sum payment, in cash, or as otherwise directed by the Executive.

                  7. No Obligation to Mitigate Damages. The Executive shall not be obligated to seek other employment in mitigation of amounts payable or arrangements made under the provisions of this Agreement and the obtaining of any such other employment shall in no event effect any reduction of the Corporation's obligations to make the payments and arrangements required to be made under this Agreement.

                  8. Indemnification. The Corporation shall include the Executive in its Director and Officer Liability Insurance policy, if any, during his Employment Period and for a period of not less than five years after the termination of the Executive's employment for any reason whatsoever. In addition to insurance and any other indemnification available to the Executive as an Officer, the Corporation shall indemnify, to the extent permitted by applicable law, the Executive for settlements, judgments and reasonable expenses in connection with activities arising from services rendered by the Executive as a Director or Officer of the Corporation or any affiliated company.

                  9. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Corporation or, in the case of the Corporation,
Attn: Secretary, at its principal executive offices.

                  10. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien or security interest upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

                  11. Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Michigan.

                  12. Amendment. This Agreement may be amended or cancelled only by mutual agreement of the parties in writing without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.
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                  13. Successor to the Corporation. Except as may be otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Corporation and any successor of the Corporation.

                  14. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  IN WITNESS WHEREOF, the Corporation and the Executive have executed this Agreement as of the date first above written.




                                                     /s/ P. D. Hopper
                                            ------------------------------------
                                                     Preston D. Hopper


                                                  CMS ENERGY CORPORATION



                                            By: /s/ William T. McCormick, Jr.
                                               ---------------------------------
                                                  William T. McCormick, Jr.
                                                    Chairman of the Board
                                                 and Chief Executive Officer